EXHIBIT 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
In connection with the quarterly report of B.H.I.T. Inc. on Form 10-QSB for the period ending September 30, 2006, the undersigned being the chief executive officer and chief financial officer of B.H.I.T. Inc., do hereby certify pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:
1.	This Quarterly Report of Form 10-QSB fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Registrant at the dates and for the periods shown in such report.
B.H.I.T. Inc.

By:	/s/ James Benenson, Jr.

	James Benenson, Jr.	Date: October 31, 2006
Chairman of the Board of Directors,
President and Chief Executive Officer

By:	/s/ John V. Curci

	John V. Curci	Date: October 31, 2006
Vice-President, Treasurer & Chief Financial Officer
Principal Accounting Officer
A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.
The certification, which accompanies the Form 10-QSB to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Registrant under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 10-QSB), irrespective of any general incorporation language contained in such filing.